EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of American River Holdings dated November 9, 2000 of our report dated February 17, 2000, except for Note 15, as to which the date is March 1, 2000 insofar as such report relates to the financial statements of North Coast Bank for the year ended December 31, 1999.



By: /s/ PERRY-SMITH LLP
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Sacramento, California
November 9, 2000


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